Exhibit 4.2

NEW RELIC, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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Table of Contents

(continued)

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NEW RELIC, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 17th day of April, 2014, by and among NEW RELIC, INC., a Delaware corporation (the “Company”) and the investors listed on EXHIBIT A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series F Preferred Stock (the “Series F Stock”) pursuant to that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”) and/or Series E Preferred Stock (the “Series E Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated as of January 9, 2013 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by (i) the Company, (ii) the holders of a majority of the Registrable Securities outstanding as of the date of this Agreement and (iii) the holders of a majority of the Registrable Securities outstanding as of the date of this Agreement that are held by Major Investors (as defined in the Prior Agreement). Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

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1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” means with respect to a Holder that is a limited liability company, a limited partnership or a registered investment company, an entity that is a nominee for a limited liability company, limited partnership, or registered investment company, a fund or entity managed by the same manager or managing member or general partner or management company, investment adviser or by an entity controlling, controlled by, or under common control with such manager or managing member, general partner or management company or investment adviser.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(e) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f) “Insight” means Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Partners Coinvestment Fund II, L.P., Insight Venture Management, LLC or any Affiliate of any of the aforementioned parties.

(g) “Major Investor” means (i) an Investor (with its Affiliates), for so long as such Investor owns not less than 1,000,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like) (ii) DAG Ventures V, L.P., for so long as DAG Ventures V, L.P. (with its Affiliates) owns not less than 300,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like), (iii) Four Rivers Partners II, L.P. for so long as Four Rivers Partners II, L.P. owns not less than 100,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like), (iv) Insight for so long as Insight owns not less than 300,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like); (v) certain funds and accounts advised by T. Rowe Price Associates, Inc. (“TRP” and such funds and accounts, the “TRP Entities”) for so long as such funds and advisory accounts own in the aggregate not less than 300,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like); (vi) any Investor that is a fund or account managed by Passport Capital, LLC or its Affiliates (collectively, “Passport”) for so long as Passport (collectively with its Affiliates) owns not less than 160,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like); (vii) Dragoneer Global Fund, L.P. for so long as Dragoneer

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Global Fund, L.P. owns not less than 100,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like); (viii) Alpha Opportunities Fund, Alpha Opportunities Trust, Anchor Series Capital Appreciation Portfolio, Global Multi-Strategy Fund, Hartford Capital Appreciation HLS Fund, Hartford Global Capital Appreciation Fund, Hartford Growth Opportunities HLS Fund, J. Caird Investors (Bermuda) L.P., J. Caird Partners, L.P., Mid Cap Growth Portfolio, Mid Cap Stock Fund, Mid Cap Stock Trust, Quissett Investors (Bermuda) L.P., Quissett Partners, L.P., The Hartford Capital Appreciation Fund and The Hartford Growth Opportunities Fund (collectively, the “Wellington Investors”, for so long as the Wellington Investors own in the aggregate not less than 150,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like); (ix) any Investor that is a fund or account managed by BlackRock Advisors, LLC or its Affiliates (collectively, “BlackRock”) for so long as Blackrock (collectively with its Affiliates) owns not less than 150,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like); and (x) any Investor that is a fund or account managed by Fidelity Management & Research Company or its Affiliates (collectively, “Fidelity”) for so long as Fidelity (collectively with its Affiliates) owns not less than 150,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like).

(h) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(j) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(k) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $25,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

(l) “SEC” or “Commission” means the Securities and Exchange Commission.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

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(n) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(o) “Shares” shall mean shares of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E outstanding as of the date of this Agreement and shares of the Series F Stock issued pursuant to the Purchase Agreement held from time to time by the Investors listed on EXHIBIT A hereto and their permitted assigns and the Series A Stock issuable upon exercise of the Warrants and the Series D Stock issuable upon exercise of the Warrants.

(p) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities which are also being registered.

(q) “Warrants” shall mean those certain warrants to purchase Series A Stock held by Silicon Valley Bank dated September 30, 2008.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction or opinion of counsel shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; (E)

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transferring to any other Affiliate or (F) transferring to another original Holder provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably acceptable to the Company.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities then outstanding for an aggregate offering price, net of underwriting discounts and commissions, equal to or greater than $15,000,000, then the Company shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

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(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (held by the Company or otherwise) are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) the earlier of (A) the fifth anniversary of the date of this Agreement or (B) prior to the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date 180 days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof);

(iv) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within 90 days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating

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that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such period (other than a Special Registration Statement);

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis so long as the number of Registrable Securities held by the holders is not reduced; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 30% of the total amount of

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securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company, corporation or venture capital fund, the partners, retired partners, members, retired members, stockholders and affiliated venture capital funds of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from Holders of at least 30% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

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(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000, or

(iii) if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within 90 days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any 12 month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such period (other than a Special Registration Statement), or

(v) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses, except Selling Expenses, incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered and sold. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be

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forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested and not previously withdrawn or excluded. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 30 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

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(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Make generally available to its security holders, and to deliver to the Holders an earnings statement of the Company (that will satisfy the provisions of Section 1 1 (a) of the Securities Act) covering a period of twelve months beginning after the effective date of the registration statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve month period and upon the request of a Holder.

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2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them as incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

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(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or other federal or state securities law (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity and/or contribution under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party

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within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or other violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any indemnity and/or contribution by a Holder hereunder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member of other Affiliate of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations), (d) is an entity affiliated by common control (or other related entity, including affiliated venture capital funds) with such Holder, (e) acquires all of such Holder’s Registrable

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Securities or (f) is a fund or account advised by a Holder that is an investment adviser provided, however, (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders without obtaining the consent of the Holders of a majority of the Registrable Securities.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately prior to the effectiveness of the registration statement (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that, with respect to the above, (i) all officers and directors of the Company and holders of at least 1% of the Company’s voting securities are bound by and have entered into similar agreements and (ii) if securities are released early from such agreement, then an equal proportion of the shares held by each of the Holders will also be released pro rata based on the number of shares subject to such agreements, unless this provision is waived by the holders of a majority of the Registrable Securities; provided, that no such waiver shall be permitted with respect to any particular release if such release includes any shares held by an Investor. The obligations described in this Section 2.11 shall only apply to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten days of such request, such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as may be reasonably required and reasonably requested by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restriction set forth in Section 2.11 until the end of said 180-day (or

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other) period as set forth in Section 2.11. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) take such commercially reasonable action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(d) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date five years following its Initial Offering that resulted in the conversion of all outstanding shares of Preferred Stock; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering that resulted in the conversion of all outstanding shares of Preferred Stock and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any 90 day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

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SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 150 days thereafter, the Company will furnish the Major Investors and, so long as the TRP Entities continue to hold Registrable Securities, TRP an audited balance sheet of the Company, as at the end of such fiscal year, and an audited statement of income and an audited statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors. Additionally, at such time, the Company shall furnish the Major Investors and, so long as the TRP Entities continue to hold Registrable Securities, TRP, with a current capitalization table of the Company.

(c) The Company will furnish the Major Investors and, so long as the TRP Entities continue to hold Registrable Securities, TRP, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. Additionally, at such time, the Company shall furnish the Major Investors and, so long as the TRP Entities continue to hold Registrable Securities, TRP with a current capitalization table of the Company.

(d) The Company will furnish each Major Investor to the extent requested by such Major Investor: (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within 20 days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

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3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information that the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Section 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary, parent, member, limited partner, stockholder, affiliated venture capital fund or prospective limited partner of such Investor as long as such partner, subsidiary, parent, member, limited partner, stockholder, affiliated venture capital fund or prospective limited partner is advised of and is bound by comparable restrictions; (ii) to its attorneys, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company; provided, each such individual is advised of and is bound by comparable restrictions; (iii) to any prospective purchaser of any Registrable Securities from such Investor (other than a person or entity that the Company believes in good faith is a competitor or potential competitor of the Company), if Investor has provided prior notice to the Company of the identity of the prospective purchaser and if such prospective purchaser agrees to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (iv) at such time as it enters the public domain through no fault of such Investor; (v) that is communicated to it free of any obligation of confidentiality; (vi) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (vii) as required by applicable law; or (viii) to any of the Investor’s attorneys, accountants, consultants and other professionals, to the extent necessary to obtain their services in connection with monitoring and/or pricing the Investor’s investment in the Company; provided each such individual is advised and bound by comparable restrictions. Notwithstanding the foregoing, after the Company has publicly disclosed the investment by the Investors in the Company, the Investors may display the Company’s name and/or corporate logo on their respective websites and in their respective marketing materials and may publicly disclose the existence of their investment in the Company (including in response to press or trade inquiries).

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) 25% of such stock shall vest at the end of the first 12 months following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) 75% of such stock shall vest in equal monthly installments over the following 36 months.

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3.6 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement or Consulting Agreement, as applicable, substantially in the forms approved by the Company’s counsel or Board of Directors.

3.7 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to, at all times, maintain indemnification agreements with each of its directors to indemnify such directors to the maximum extent permissible under applicable law. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance in amount and scope reasonably satisfactory to the Board of Directors.

3.8 Qualified Small Business. For so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

3.9 Visitation Rights. The Company shall allow one representative designated by Tenaya Capital V, L.P., one representative designated by Insight, one representative designated by TRP, one representative designated by BlackRock and one representative designated by Passport Capital, LLC to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give each such representative copies of all notices, minutes, consents and other materials, financial or otherwise, that the Company provides to its Board of Directors at the same time and in the same manner as such materials are provided to the Board of Directors; provided, however, that the Company reserves the right to exclude each such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

3.10 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3 and 3.7) shall expire and terminate as to each Investor upon the earlier of the consummation of (i) the Company’s Initial Offering that results in the Preferred Stock being converted into Common Stock or (ii) an “Acquisition” as defined in the Company’s Certificate of Incorporation as in effect as of the date hereof, pursuant to which the Investors receive cash and/or marketable securities.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase up to its pro rata share of all Equity Securities, as

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defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options (excluding convertible debt)) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. Investment advisers to funds or accounts that are Major Investors shall have the right to allocate such Equity Securities among such funds or accounts. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company convertible into Common Stock, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security convertible into Common Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security convertible into Common Stock or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have 15 days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors. The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully -Exercising Investor”) of the failure of any other Major Investor to do likewise. During the ten day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase up to its pro rata portion of the Equity Securities for which Major Investors were entitled to subscribe, but that were not subscribed for by the Major Investors. A Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund. For purposes of this Section 4.2, a Fully-Exercising Investor’s pro rata portion of the Equity Securities shall be equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

4.3 Issuance of Equity Securities to Other Persons. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price not lower than and upon general terms and conditions not materially

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more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Sale Without Notice. In lieu of giving notice to the Major Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Major Investors within 30 days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Major Investor shall have 20 days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Major Investor, maintain such Major Investor’s pro rata share prior to such issuance (as set forth in Section 4.1 and Section 4.2) of the Company’s equity securities after giving effect to all such purchases. The closing of such sale shall occur within 60 days of the date of notice to the Major Investors.

4.5 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of the consummation of (i) the Company’s Initial Offering that results in the Preferred Stock being converted into Common Stock or (ii) an Acquisition pursuant to which the Investors receive cash and/or marketable securities. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities held by all Major Investors as permitted by Section 5.5 and only if such amendment or waiver does not have the effect of reducing or eliminating the rights of first refusal established by this Section 4 in connection with any particular issuance of Equity Securities that includes an issuance to any existing stockholders of the Company in an amount greater than the proportion of the pro rata amount offered to the other existing stockholders of the Company.

4.6 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.7 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

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(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination that are approved by the Board of Directors;

(d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing entered into for primarily non-equity financing purposes that are approved by the Board of Directors;

(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act that are approved by the Board of Directors;

(g) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements that are approved by the Board of Directors;

(h) up to an aggregate of 200,000 Equity Securities (on an as converted basis) of the Company issued to any charitable organization described in Section 170(c) of the Code;

(i) any Equity Securities that, with the unanimous approval of the Company’s Board of Directors, are not offered to any existing stockholders of the Company; and

(j) any Equity Securities issued by the Company pursuant to the terms of Section 2.3 of the Purchase Agreement.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

22.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Any term of this Agreement (other than Section 3. 1, Section 3.2 and Section 4) may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities; provided, however, that (i) the rights of the parties set forth in Section 3.9 of this Agreement shall not be amended, modified or waived without the prior written consent of the applicable party and (ii) the provisions of Section 2.11 shall not be amended, modified or waived without the prior written consent of the holders of a majority of the Registrable Securities issuable or issued upon conversion of the Series F Stock. The provisions in Section 3.1, Section 3.2 and Section 4 may be amended, modified or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities that are held by Major Investors (and, in the case of amendments, modifications or waivers of the provisions of Section 4, only in compliance with the further restrictions described therein); provided, however, that any amendment, modification or waiver of Section 3.1 or 3.2 shall also require the prior written consent of holders of a majority of the Registrable Securities issuable or issued upon conversion of the Series F Stock. Notwithstanding the foregoing, any amendment that, on a facial reading, treats any Holder in any adverse manner that is different relative to the other Holders of the same series or class of stock will require the separate approval of such Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence

23.

therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. Subject to Section 5.15, in the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.7(c), (g) or (i) of this Agreement, any purchaser of such Equity Securities may, with the approval of the Company, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, pdf or other electronic signature, each of which shall be an original, but all of which together shall constitute one instrument.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

24.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) the consummation of an Acquisition pursuant to which the Investors receive cash and/or marketable securities; or (ii) the date five years following the Closing of the Initial Offering that results in the Preferred Stock being converted to Common Stock (provided that Section 2.13 will survive termination of this Agreement and Section 2.8 will survive until the expiration of any applicable statute of limitations).

5.15 Arbitration. The parties agree first to negotiate in good faith to resolve any and all disputes arising out of or relating to or affecting the subject matter of this Agreement (collectively, “Disputes”). Any Disputes not resolved by negotiation shall be determined by final and binding arbitration in San Francisco County, California before three mutually-agreed arbitrators from the panel of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the applicable JAMS rules for such proceedings, including but not limited to such rules applicable to discovery. The arbitrators shall be former judges of a California federal court or Superior Court. Any judgment upon the arbitration award may be confirmed and entered in any court having jurisdiction thereof. The arbitrators shall be required to, in all determinations, apply California law without regard to its conflicts of law provisions. The arbitrators are afforded the jurisdiction to order any provisional remedies, including, without limitation, injunctive relief; provided, however, that nothing in this section is intended to prevent any party from seeking and obtaining injunctive relief in any court of competent jurisdiction to prevent irreparable harm pending the conclusion of any arbitration. The arbitrators may, in the arbitrators’ discretion, award the prevailing party the costs of arbitration, including reasonable attorneys’ fees, costs and expenses. The arbitrators’ award shall be in writing and shall state the reasons for the award.

[SIGNATURE PAGES FOLLOW]

25.

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NEW RELIC, INC.

By:	/s/ Mark Sachleben
Mark Sachleben
Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Its:	Deputy Treasurer

FIDELITY GROUP TRUST FOR EMPLOYEE BENEFIT
PLANS: FIDELITY GROWTH COMPANY
COMMINGLED POOL

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Its:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY
SERIES GROWTH COMPANY FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Its:	Deputy Treasurer

FIDELITY MT. VERNON STREET TRUST: FIDELITY
GROWTH COMPANY FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Its:	Deputy Treasurer

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

PASSPORT PARTNERS MASTER FUND SPC LTD. – PORTFOLIO B

By:	Passport Capital, LLC, its Investment Manager

By:	/s/ Joanne Cormican
Name:	Joanne Cormican
Title:	Chief Operating Officer

PASSPORT SPECIAL OPPORTUNITIES MASTER FUND, LP

By:	Passport Capital, LLC, its Investment Manager

By:	/s/ Joanne Cormican
Name:	Joanne Cormican
Title:	Chief Operating Officer

PASSPORT VENTURES II, LLC

By:	/s/ Joanne Cormican
Name:	Joanne Cormican
Its:	Chief Operating Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Henry Ellenbogen
Name:	Henry Ellenbogen
Title:	Vice President

T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC.
TD MUTUAL FUNDS – TD SCIENCE & TECHNOLOGY FUND

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Joshua Spencer
Name:	Joshua Spencer
Title:	Vice President

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

Alpha Opportunities Fund	Hartford Capital Appreciation HLS Fund
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

Alpha Opportunities Trust	Hartford Global Capital Appreciation Fund
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

Anchor Series Capital Appreciation Portfolio	Hartford Growth Opportunities HLS Fund
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

Global Multi-Strategy Fund	J. Caird Investors (Bermda) L.P.
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

[Signature Page to Amended and Restated Investor Rights Agreement]

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

J. Caird Partners, L.P.	Quissett Investors (Bermuda) L.P.
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

Mid Cap Growth Portfolio	Quissett Partners, L.P.
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

Mid Cap Stock Fund	The Hartford Capital Appreciation Fund
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

Mid Cap Stock Trust	The Hartford Growth Opportunities Fund
By: Wellington Management Company, LLP, as investment adviser	By: Wellington Management Company, LLP, as investment adviser

/s/ Steven M. Hoffman	/s/ Steven M. Hoffman
Name: Steven M. Hoffman	Name: Steven M. Hoffman
Title: Vice President and Counsel	Title: Vice President and Counsel

[Signature Page to Amended and Restated Investor Rights Agreement]

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BLACKROCK GLOBAL OPPORTUNITIES EQUITY TRUST

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

BLACKROCK GLOBAL OPPORTUNITIES
PORTFOLIO OF BLACKROCK FUNDS

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

BLACKROCK SCIENCE & TECHNOLOGY
OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS II

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BLACKROCK U.S. OPPORTUNITIES PORTFOLIO,
A SERIES OF BLACKROCK FUNDS

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

BLACKROCK GLOBAL OPPORTUNITIES V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

BGF GLOBAL OPPORTUNITIES FUND

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BLACKROCK US OPPORTUNITIES FUND

By:	BlackRock Investment Management, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

BFG US SMALL & MIDCAP OPPORTUNITIES
FUND

By:	BlackRock Investment Management, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

BLACKROCK SCIENCE & TECHNOLOGY
OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS II

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ Tony Kim
Name:	Tony Kim
Title:	Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BENCHMARK CAPITAL PARTNERS VI, L.P.
as nominee for
Benchmark Capital Partners VI, L.P.,
Benchmark Founders’ Fund VI, L.P.
Benchmark Founders’ Fund VI-B, L.P.
and related individuals

By:	Benchmark Capital Management Co. VI, L.L.C.,
its general partner

By:	/s/ Steve Spurlock
Managing Member

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

TRINITY VENTURES IX, L.P.
TRINITY IX SIDE-BY-SIDE FUND, L.P.
TRINITY IX ENTREPRENEURS’ FUND, L.P.

By:	TRINITY TVL IX, LLC,
Their General Partner

By:	/s/ Daniel Scholnick
Name:	Daniel Scholnick
Title:	Management Member

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

The parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

TENAYA CAPITAL V, L.P.

By:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:	/s/ Dave Markland
Name:	Dave Markland
Title:	Attorney-In-Fact

TENAYA CAPITAL V-P, L.P.

By:	Tenaya Capital V GP, L.P., its General Partner

By:	Tenaya Capital V GP, LLC, its General Partner

By:	/s/ Dave Markland
Name:	Dave Markland
Title:	Attorney-In-Fact

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

DAG VENTURES V-QP, L.P.

DAG VENTURES V, L.P.

FOUR RIVERS PARTNERS II, L.P.

TENAYA CAPITAL V, L.P.

TENAYA CAPITAL V-P, L.P.

ALLEN & COMPANY LLC

TRINITY VENTURES IX, L.P.

TRINITY IX SIDE-BY-SIDE FUND, L.P.

TRINITY IX ENTREPRENEURS’ FUND, L.P

BENCHMARK CAPITAL PARTNERS VI, L.P., AS NOMINEE

INSIGHT VENTURE PARTNERS VII, L.P.

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

INSIGHT VENTURE PARTNERS COINVESTMENT FUND II, L.P.

BRIDGE & CO. AS NOMINEE FOR T. ROWE PRICE NEW HORIZONS FUND, INC.

AMIDSPEED & CO. AS NOMINEE FOR T. ROWE PRICE NEW HORIZONS FUND, INC.

ICECOLD & CO. AS NOMINEE FOR T. ROWE PRICE U.S. EQUITIES TRUST

MILDSHIP & CO. AS NOMINEE FOR T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC.

MAC & CO. AS NOMINEE FOR TD MUTUAL FUNDS – TD SCIENCE & TECHNOLOGY FUND

PASSPORT VENTURES II, LLC

PASSPORT PARTNERS MASTER FUND SPC LTD. — PORTFOLIO B

PASSPORT SPECIAL OPPORTUNITIES MASTER FUND, L.P.

DRAGONEER GLOBAL FUND, L.P.

BLACKROCK GLOBAL OPPORTUNITIES EQUITY TRUST

BLACKROCK GLOBAL OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS

BLACKROCK SCIENCE & TECHNOLOGY OPPORTUNITIES PORTFOLIO, A SERIES OF

BLACKROCK FUNDS II

BLACKROCK U.S. OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS

SCHEDULE OF INVESTORS

BLACKROCK GLOBAL OPPORTUNITIES V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

BGF GLOBAL OPPORTUNITIES FUND

BLACKROCK US OPPORTUNITIES FUND

BGF US SMALL & MIDCAP OPPORTUNITIES FUND

SNAILMARKER & CO AS NOMINEE FOR ALPHA OPPORTUNITIES FUND

SNAILDIVE & CO. AS NOMINEE FOR ALPHA OPPORTUNITIES TRUST

SKYWARD & CO AS NOMINEE FOR ANCHOR SERIES CAPITAL APPRECIATION PORTFOLIO

HARE & CO AS NOMINEE FOR GLOBAL MULTI-STRATEGY FUND

CUDD & CO AS NOMINEE FOR HARTFORD CAPITAL APPRECIATION HLS FUND

CUDD & CO AS NOMINEE FOR HARTFORD GLOBAL CAPITAL APPRECIATION FUND

CUDD & CO AS NOMINEE FOR HARTFORD GROWTH OPPORTUNITIES HLS FUND

J. CAIRD INVESTORS (BERMUDA) L.P.

J. CAIRD PARTNERS, L.P.

MARKERLIGHT & CO. AS NOMINEE FOR MID CAP GROWTH PORTFOLIO

SNAILREEF & CO. AS NOMINEE FOR MID CAP STOCK FUND

TUNASHIP & CO. AS NOMINEE FOR MID CAP STOCK TRUST

SCHEDULE OF INVESTORS

QUISSETT INVESTORS (BERMUDA) L.P.

QUISSETT PARTNERS, L.P.

CUDD & CO AS NOMINEE FOR THE HARTFORD CAPITAL APPRECIATION FUND

CUDD & CO AS NOMINEE FOR THE HARTFORD GROWTH OPPORTUNITIES FUND JPMORGAN CHASE BANK, N.A.

BALL & CO FBO FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND as nominee for FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

MAG & CO FBO FIDELITY GROUP TRUST FOR EMPLOYEE BENEFIT PLANS: FIDELITY GROWTH COMPANY COMMINGLED POOL as nominee for FIDELITY GROUP TRUST FOR EMPLOYEE BENEFIT PLANS: FIDELITY GROWTH COMPANY COMMINGLED POOL

WAVELENGTH + CO FBO FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND as nominee for FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

BALL & CO FBO FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND as nominee for FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

SCHEDULE OF INVESTORS